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                                                                    Exhibit d(3)

                      SALOMON BROTHERS OPPORTUNITY FUND INC

                   Amendment No. 2 to the Management Contract



                  This Amendment No. 2, dated as of October 1, 2003, is entered into by and among Salomon Brothers Opportunity Fund Inc ("Fund") and Salomon Brothers Asset Management Inc ("Adviser").

                  WHEREAS, Fund and Adviser have entered into a Management Contract dated as of November 28, 1997, as amended February, 1998 (the "Agreement"); and

                  WHEREAS, Fund and Adviser now desire to amend the Agreement in order to modify paragraph 6 of the Agreement relating to the fee to be paid to Adviser in consideration of the services rendered by Adviser to Fund;

                  NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. Paragraph 6 of the Agreement is hereby amended by deleting the first sentence of paragraph 6 and inserting the following:

                  In consideration of the services to be rendered by Adviser under this Contract, Fund shall pay Adviser a monthly fee on the first business day of each month, equal to 1/12 of 0.75% of the average daily closing value of Fund's net assets during the next preceding month.

                  2. Except to the extent amended hereby, the Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as amended hereby.

                  3. This Amendment No. 2 may be executed in counterparts each of which shall be deemed to be an original but all of which together shall constitute one and the same Amendment No. 2.



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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment No. 2 to be executed by their respective officers thereto duly authorized effective as of the day and year first above written.



SALOMON BROTHERS OPPORTUNITY FUND INC

BY:
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SALOMON BROTHERS ASSET MANAGEMENT INC

BY:
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